Exhibit 99.1

AMSC Reports Second Quarter

Fiscal 2014 Financial Results and Provides Business Outlook

Company to host conference call today at 10:00 am ET

Devens, MA – November 6, 2014 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its second quarter of fiscal 2014 ended September 30, 2014.

Revenues for the second quarter of fiscal 2014 were $12.5 million, compared with $24.2 million for the same period of fiscal 2013. The year over year decrease in revenues was due to decreases in both the Company’s Wind and Grid segments.

AMSC’s net loss for the second quarter of fiscal 2014 increased to $25.4 million, or $0.31 per share, from $14.6 million, or $0.24 per share, for the same period of fiscal 2013. Net loss for the second quarter of fiscal 2014 includes a charge of $10.2 million relating to an arbitration award to a former customer and a non-cash charge of $3.5 million to fully write off the Company’s remaining investment in Blade Dynamics.

Excluding these and other non-cash and unusual charges, the Company’s non-GAAP net loss for the second quarter of fiscal 2014 was $11.8 million, or $0.14 per share, compared with a non-GAAP net loss of $10.8 million, or $0.18 per share, in the same period of fiscal 2013. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash at September 30, 2014 totaled $38.2 million, compared with $42.8 million at June 30, 2014. During the second quarter of fiscal 2014, the Company received net proceeds under its At-Market Sales Facility (ATM), after deducting sales commissions, of $3.7 million from the issuance of approximately 2.1 million shares of common stock at an average sales price of $1.75 per share.

“During the second fiscal quarter, we continued to make progress towards our goals in both our Wind and Grid businesses. Our licensee, Inox Wind, continues to be a growing customer in the Indian wind market as evidenced by our $55 million in orders from Inox this fiscal year. We also announced our Resilient Electric Grid contract with the Department of Homeland Security and partnership with ComEd, and won three new D-VAR contracts – all very important milestones towards growing our grid revenues,” said Daniel P. McGahn, President and CEO, AMSC. “We remain focused on executing on our objectives and we believe that we will see stronger revenues in the second half of the fiscal year.”

AMSC Reports Q2 Results	Page 2

Business Outlook

For the third quarter ending December 31, 2014, AMSC expects that its revenues will be in the range of $18 million to $20 million. The Company’s net loss for the third quarter of fiscal 2014 is expected to be less than $12.5 million, or $0.15 per share. AMSC expects that its non-GAAP net loss (as defined below) for the third quarter of fiscal 2014 will be less than $11.5 million and $0.13 per share. For the full fiscal year 2014, the Company expects revenues to be in the range of $65 million to $75 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 785-830-7992 and using conference ID 1801156.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about our expectations regarding our belief that our Resilient Electric Grid contract with the Department of Homeland Security, partnership with ComEd, and new D-VAR contracts are important milestones toward growing our Grid revenues; our belief that we will see stronger revenues in the second half of the fiscal year,; our expectations regarding our future financial results, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our Term Loans include certain covenants and other events of default. Should we not comply with these covenants or incur an event of default, we may be required to repay our obligation in cash, which could have an adverse effect on our liquidity; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results from operations; If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We may not realize all of the sales expected from our backlog of orders and contracts; Our financial condition may have an

AMSC Reports Q2 Results	Page 3

adverse effect on our customer and supplier relationships; Failure to successfully execute the consolidation of our Grid manufacturing operations or achieve expected savings could adversely impact our financial performance; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; We may not be able to launch operations at our newly leased manufacturing facility in Romania, and, if we are able to do so, we may have manufacturing quality issues, which would negatively affect our revenues and financial position; We rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; New regulations related to conflict-free minerals may force us to incur significant additional expenses; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; Many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our success depends upon the commercial use of high temperature superconductor (HTS) products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; We have operations in and depend on sales in emerging markets, including China and India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these countries. Changes in China’s or India’s political, social, regulatory and economic environment may affect our financial performance; Our products face intense competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; We have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; We have been named as a party in various legal proceedings, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; Our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention.

These and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2014, and our other reports filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q2 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues
Wind	$7,462	$14,691	$15,113	$29,392
Grid	4,993	9,490	9,038	17,875

Total Revenues	12,455	24,181	24,151	47,267
Cost of revenues	13,773	22,611	25,860	40,598

Gross (loss) profit	(1,318)	1,570	(1,709)	6,669

Operating expenses:
Research and development	3,078	3,083	6,198	6,110
Selling, general and administrative	8,046	8,682	15,984	19,508
Arbitration award expense	10,188	—	10,188	—
Restructuring and impairments	3,731	751	4,909	764
Amortization of acquisition related intangibles	39	82	79	164

Total operating expenses	25,082	12,598	37,358	26,546

Operating loss	(26,400)	(11,028)	(39,067)	(19,877)

Change in fair value of derivatives and warrants	795	886	760	1,355
Interest expense, net	(496)	(3,505)	(1,030)	(5,617)
Other income (expense), net	740	(635)	588	(566)

Loss before income tax expense	(25,361)	(14,282)	(38,749)	(24,705)
Income tax expense	62	341	190	430

Net loss	$(25,423)	$(14,623)	$(38,939)	$(25,135)

Net loss per common share
Basic	$(0.31)	$(0.24)	$(0.49)	$(0.42)

Diluted	$(0.31)	$(0.24)	$(0.49)	$(0.42)

Weighted average number of common shares outstanding
Basic	81,471	61,116	79,590	59,712

Diluted	81,471	61,116	79,590	59,712

AMSC Reports Q2 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$34,679	$43,114
Accounts receivable, net	9,673	7,556
Inventory	24,460	20,694
Prepaid expenses and other current assets	10,280	9,004
Restricted cash	3,425	2,913

Total current assets	82,517	83,281
Property, plant and equipment, net	60,388	64,574
Intangibles, net	1,708	1,995
Restricted cash	100	3,394
Deferred tax assets	7,724	7,724
Other assets	3,410	7,541

Total assets	$155,847	$168,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$23,537	$21,764
Accrued arbitration liability	10,631	—
Note payable, current portion, net of discount of $361 as of September 30, 2014 and $555 as of March 31, 2014	4,793	6,240
Derivative liabilities	1,841	2,601
Deferred revenue	17,591	9,456
Deferred tax liabilities	7,724	7,761

Total current liabilities	66,117	47,822
Note Payable, net of current portion and discount of $137 as of September 30, 2014 and $287 as of March 31, 2014	4,529	6,380
Deferred revenue	2,895	990
Other liabilities	965	1,058

Total liabilities	74,506	56,250

Stockholders’ equity:
Common stock	860	789
Additional paid-in capital	975,831	966,390
Treasury stock	(771)	(370)
Accumulated other comprehensive income	749	1,839
Accumulated deficit	(895,328)	(856,389)

Total stockholders’ equity	81,341	112,259

Total liabilities and stockholders’ equity	$155,847	$168,509

AMSC Reports Q2 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended September,
	2014	2013
Cash flows from operating activities:
Net loss	$(38,939)	$(25,135)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,901	5,343
Stock-based compensation expense	3,099	4,287
Impairment of long lived assets	3,464	—
Provision for excess and obsolete inventory	1,285	192
Loss on minority interest investments	410	499
Change in fair value of derivatives and warrants	(760)	(1,355)
Non-cash interest expense	343	4,765
Other non-cash items	(860)	892
Changes in operating asset and liability accounts:
Accounts receivable	(2,264)	10,704
Inventory	(5,283)	9,315
Prepaid expenses and other current assets	(1,533)	3,531
Accounts payable and accrued expenses	4,154	(8,944)
Accrued arbitration liability	10,188	—
Deferred revenue	10,426	(18,873)

Net cash used in operating activities	(11,369)	(14,779)

Cash flows from investing activities:
Net cash provided by investing activities	2,264	3,443

Cash flows from financing activities:
Net cash provided by (used in) financing activities	844	(2,266)

Effect of exchange rate changes on cash and cash equivalents	(174)	226

Net decrease in cash and cash equivalents	(8,435)	(13,376)
Cash and cash equivalents at beginning of year	43,114	39,243

Cash and cash equivalents at end of period	34,679	$25,867

AMSC Reports Q2 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three months ended September 30, 2014		Six months ended September 30, 2014
	2014	2013	2014	2013
Net loss	$(25,423)	$(14,623)	$(38,939)	$(25,135)
Stock-based compensation	1,518	2,152	3,099	4,287
Arbitration award expense	10,188	—	10,188	—
Amortization of acquisition-related intangibles	39	82	79	164
Restructuring and impairment charges	3,731	751	4,909	764
Sinovel litigation costs	—	(5)	—	(7)
Consumption of zero cost-basis inventory	(1,195)	(1,319)	(2,567)	(2,493)
Change of fair value of derivatives and warrants	(795)	(886)	(760)	(1,355)
Non-cash interest expense	154	3,093	343	4,765

Non-GAAP net loss	$(11,783)	$(10,755)	$(23,648)	$(19,010)

Non-GAAP loss per share	$(0.14)	$(0.18)	$(0.30)	$(0.32)

Weighted average shares outstanding	81,471	61,116	79,590	59,712

RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP NET LOSS

(In millions, except per share data)

Three months ending December 31, 2014
Net loss	$(12.5)
Stock-based compensation	1.6
Restructuring and impairment charges	0.8
Non-cash interest expense	0.1
Consumption of zero-cost inventory	(1.5)

Non-GAAP net loss	$(11.5)

Non-GAAP net loss per share	$(0.13)

Shares outstanding	86.0

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; arbitration award expense; amortization of acquisition-related intangibles; restructuring and impairment charges; Sinovel litigation costs; consumption of zero cost-basis inventory;change in fair value of derivatives and warrants; non-cash interest expense; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other

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GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:

Kerry Farrell

Phone: 978-842-3247

Email: kerry.farrell @ amsc.com